UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2005

VESTIN GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	000-24803	52-2102142

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8379 West Sunset Road
Las Vegas, Nevada	89113

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 227-0965

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On January 25, 2005, Vestin Group, Inc. (the “Company”) received a letter from Nasdaq stating that the Company’s common shares will be delisted from The Nasdaq SmallCap Market effective at the opening of business on February 3, 2005. The proposed delisting is based upon the Nasdaq Staff’s determination that the Company does not meet the minimum publicly held shares requirement for continued inclusion on The Nasdaq SmallCap Market.

     An application has been filed to include the Company’s common shares for quotation on the OTC Bulletin Board (“OTCBB”). While no assurance can be given, the application seeks to have the common shares approved for quotation on the OTCBB by February 2, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vestin Group, Inc., a Delaware corporation
	By:	/s/ JOHN W. ALDERFER
Date: January 31, 2005		John W. Alderfer
Chief Financial Officer